Exhibit 10.52

OTROSÍ AL CONTRATO DE TRABAJO

Entre los suscritos, ANDRES FAJARDO LUNA, mayor de edad, identificado con la Cédula de Ciudadanía No. 79.942.341, actuando en calidad de representante legal de ECOMEDICS S.A.S., quien para los efectos de este acuerdo se denominará “EL EMPLEADOR”, por una parte; y, por la otra, JULIÁN DAVID WILCHES GUZMÁN, mayor de edad, identificado con la Cédula de Ciudadanía No. 79.945.398, quien en adelante y para los efectos de este acuerdo se denominará “EL TRABAJADOR”, en nuestra calidad de partes del Contrato de Trabajo, en adelante las “Partes”, hemos convenido celebrar el presente Otrosí al contrato en mención, previas las siguientes:

ADDENDUM TO THE EMPLOYMENT AGREEMENT

Between the undersigned, ANDRES FAJARDO LUNA, of legal age, identified with ID card no. 79.942.341, acting as Legal Representative of ECOMEDICS S.A.S., which with purposes of this agreement will be referred to as “THE EMPLOYER”; on one part; and, on the other, JULIÁN DAVID WILCHES GUZMÁN, of legal age, identified with ID card no. 79.945.398, who with purposes of this agreement will be referred to as the “THE EMPLOYEE”, acting as parties of the Employment Agreement, hereinafter referred to as the “Parties”, we have agreed to execute this Addendum to the Employment Agreement, prior the following:

I.CONSIDERACIONES

1.El día 12 de enero de 2018, las Partes suscribieron un Contrato de Trabajo a término indefinido, en virtud del cual EL TRABAJADOR desempeña el cargo de Director de Asuntos Regulatorios (el “Contrato de Trabajo”).

2.Como contraprestación por sus servicios, EL TRABAJADOR devenga un salario fijo bruto mensual de COP $ 45.000.000, bajo la modalidad de salario integral.

3.Las Partes tienen la intención de modificar el salario de EL TRABAJADOR.

4.Con el objetivo modificar el salario de EL TRABAJADOR, las Partes del Contrato de Trabajo hemos convenido suscribir el presente Otrosí, el cual se regirá por las siguientes cláusulas y, en lo no previsto en ellas, por la ley laboral colombiana.

I.CONSIDERATIONS

1.On January 12th, 2018, the Parties executed an indefinite-term employment agreement, in virtue of which THE EMPLOYEE occupies the position of Chief Regulatory Officer (the “Employment Agreement”).

2.For the provision of his services, THE EMPLOYEE receives a gross fixed monthly salary of COP $ 45.000.000, as integral salary.

3.The Parties have the intention to modify the salary of THE EMPLOYEE.

4.With the purpose of modifying the salary of THE EMPLOYEE, the Parties of the Employment Agreement have decided to execute this Addendum, which will be governed by the following clauses and, in what is not provided herein, by Colombian employment law.

Exhibit 10.52

I.CLÁUSULAS

PRIMERA: Las Partes, de manera libre, expresa, consciente y voluntaria, han decidido modificar la Cláusula 2 del Contrato de Trabajo, así:

A partir del día 01 de enero de 2021 EL EMPLEADOR pagará a EL TRABAJADOR por la prestación de sus servicios, la suma fija bruta mensual de USD $20,000, como salario integral, suma que se pagará por mes vencido. El salario de EL TRABAJADOR se pagará en pesos colombianos, para lo cual se tomará el promedio mensual de la tasa representativa del mercado (TRM) de los tres meses anteriores a la fecha de pago (utilizando la tasa del último día de cada mes), promedio que se aplicará para el siguiente trimestre, y así sucesivamente, conforme a la certificación expedida o publicada por el Banco de la República para cada trimestre.

El salario integral fijo pactado, además de retribuir el trabajo ordinario, incluye los pagos correspondientes a días de descanso y festivos, así como el factor prestacional que no es inferior al 30% del salario y compensa de antemano las cesantías, intereses a las cesantías, la prima de servicios, y las demás prestaciones sociales, el valor del trabajo y del descanso dominical y festivo los recargos por trabajo suplementario diurno y nocturno, beneficios extralegales, los viáticos, la incidencia salarial del pago de viáticos y, en general, todos los conceptos que conforme a la ley o que por concesión extralegal recibiría EL TRABAJADOR si no tuviere salario integral. EL EMPLEADOR no reconocerá ningún pago o beneficio constitutivo de salario, cualquiera que sea, adicional al pago de este salario integral, a excepción de las vacaciones.

De acuerdo con la normatividad laboral vigente, las cotizaciones al Sistema Integral de Seguridad Social se efectuarán con base en el 70% del valor total del salario integral. Cualquier variación legal a lo aquí estipulado será de aplicación inmediata a este contrato.

Las Partes de común acuerdo convienen que cualquier pago de naturaleza salarial que reciba EL TRABAJADOR en ejecución del presente Contrato de Trabajo, se entiende que es realizado bajo la modalidad de salario integral, razón por la cual en su monto se encuentra incluido el factor prestacional, el cual no es inferior al 30% del salario.

Se hace constar expresamente que el salario integral pactado en el presente Contrato ha sido determinado teniendo en cuenta todas las obligaciones en cabeza de EL TRABAJADOR y, en consecuencia, éste no tendrá derecho a ninguna remuneración, compensación e indemnización adicional, bajo ningún concepto distinto del salario pactado.

II.CLAUSES

FIRST: The Parties, freely, expressly, consciously and voluntarily, have decided to modify Clause 2 of the Employment Agreement, as follows:

As from January 1st, 2021 THE EMPLOYER shall pay THE EMPLOYEE for the provision of his services, the fixed gross monthly amount of USD $20,000, as integral salary, which shall be paid every month in arrears. The salary of THE EMPLOYEE will be paid in Colombian pesos, for which the monthly average of the market representative rate (TRM, for its acronym in Spanish) of the three months that precede the payment date will be taken (using the rate of the last day of each month), average that will be applied for the following quarter, and so on, in accordance with the certification issued or published by the Central Bank of Colombia (Banco de la República) for each quarter.

The agreed fixed integral salary pays amounts for weekends and paid holidays for the respective month of service, in addition to the benefit factor, which is not inferior to the 30% of the salary and includes the unemployment saving aid, interests on the unemployment saving aid, legal service bonus, and all other fringe benefits, all surcharges and benefits, work or leaves on Sundays and Holidays, all extralegal bonuses of any type and nature, travel allowances, the impact of the travelling allowances in the salary and in general, all payments that under the law or extralegal concessions THE EMPLOYEE would receive as if he/she had no integral salary, so that there will be no payment or benefit whatsoever deemed as salary to pay in addition to this salary, except for vacations

In accordance with current employment regulations, contributions to social security shall be made based on seventy percent (70%) of the total amount of the integral salary. Any legal variation to the herein stipulated shall immediately apply to this contract.

The Parties agree that any salary payment of any nature that THE EMPLOYEE receives in the performance of this Employment Agreement, is understood to be under the modality of integral salary, and that this amount includes the fringe benefit factor, which is not less than 30% of the salary.

The integral salary agreed in this Agreement has been determined considering all THE EMPLOYEE’s obligations and, in consequence, he/she will not be entitled to receive additional remuneration, compensation or severance, under a concept different from the agreed salary.

Exhibit 10.52

SEGUNDA: Las Partes dejan constancia que este acuerdo se celebra de buena fe y es fruto de su libre decisión.	SECOND: The Parties hereby state that this agreement was executed in good faith and is a result of their own free will.
TERCERA: El presente Otrosí, que hace parte integral del Contrato de Trabajo, produce efectos a partir del 25/02/2021 y deja sin efecto todo acuerdo anterior que le sea contrario. Excepto lo modificado en el presente Otrosí, los términos y condiciones pactadas en el Contrato de Trabajo suscrito por las Partes seguirán vigentes.

THIRD This Addendum makes integral part of the Employment Agreement and has effect as from 25/02/2021 and leaves without effect any other agreement. Except as modified by this Addendum, the terms and conditions of the Employment Agreement remain in full force and effect.

CUARTA: En caso de conflicto la versión en español de este Contrato prevalecerá.	FOURTH: In case of conflict, the Spanish version of this Agreement shall prevail.

EL EMPLEADOR / THE EMPLOYER, /s/ Andres Fajardo Luna Andres Fajardo Luna
EL TRABAJADOR / THE EMPLOYEE /s/ Juan David Wilches Guzman Julián David Wilches Guzmán